UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2024

NorthStar Healthcare Income, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	000-55190	27-3663988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
575 Lexington Avenue, 14th Floor,
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

(929) 777-3135
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On October 17, 2024, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare” or the “Company”) posted a set of “Frequently Asked Questions” prepared by the Company for stockholders addressing commonly asked questions and answers regarding the Company on its website at www.northstarhealthcarereit.com under “Investor Relations—Investor Communications.” The information contained on NorthStar Healthcare’s website is not incorporated by reference herein.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 8.01. Other Events.
Determination of Estimated Value Per Share
On October 15, 2024, upon the recommendation of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of NorthStar Healthcare, the Board, including all of its independent directors, approved and established an estimated value per share of NorthStar Healthcare’s common stock of $2.96. The estimated value per share is based upon the estimated value of NorthStar Healthcare’s assets less the estimated value of NorthStar Healthcare’s liabilities as of June 30, 2024, divided by the number of shares of NorthStar Healthcare’s common stock outstanding as of June 30, 2024.
Process
The estimated value per share was calculated with the assistance of NorthStar Healthcare’s management team and Kroll, LLC (“Kroll”), an experienced third-party independent valuation and consulting firm engaged by NorthStar Healthcare to perform an appraisal and valuation of its assets and liabilities. The engagement of Kroll was approved by the Board, including all of its independent directors. Kroll has extensive experience in conducting asset valuations, including appraisals of properties similar to those owned by NorthStar Healthcare. While NorthStar Healthcare has engaged or may engage Kroll in the future for services of various kinds, NorthStar Healthcare believes that there are no material conflicts of interest with respect to its engagement of Kroll.
On October 15, 2024, Kroll delivered its report related to the valuation of NorthStar Healthcare’s assets and liabilities as of June 30, 2024, reflecting an estimated range of values for NorthStar Healthcare’s healthcare real estate properties and ancillary businesses (the “Healthcare Properties”) and healthcare real estate liabilities (the “Healthcare Borrowings”). The Healthcare Properties include 48 consolidated healthcare properties (the “Direct Investments”), an unconsolidated investment in 126 healthcare properties and ancillary businesses (the “Trilogy Investment”) and an unconsolidated investment in a senior housing management company (the “Management Company Investment”). The Healthcare Borrowings include 44 mortgage loans secured by certain of the Direct Investments. Both Healthcare Properties and Healthcare Borrowings exclude seven properties that are currently in a court-ordered receivership, that NorthStar Healthcare no longer controls and therefore are no longer consolidated by the Company and the associated borrowings and liabilities.
The Audit Committee recommended and the Board established the estimated value per share as of June 30, 2024 based upon the analyses and reports provided by Kroll and NorthStar Healthcare’s management team. In arriving at its recommendation, the Audit Committee relied in part on valuation and appraisal methodologies that Kroll and NorthStar Healthcare’s management team believe are standard and acceptable in the real estate and non-listed REIT industries for the types of assets and liabilities held by NorthStar Healthcare.
The estimated value of NorthStar Healthcare’s assets and liabilities was determined using the guidelines established by the Institute for Portfolio Alternatives Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, except for the valuation of the Trilogy Investment that was sold on September 20, 2024 and was valued based on the net cash proceeds received from the sale. As a result, no attempt was made to value NorthStar Healthcare as an enterprise, and no discounts were applied relating to potential closing costs associated with dispositions or other transactions. See below for a description of how NorthStar Healthcare’s estimated net asset value per share was determined.
The Board currently expects that NorthStar Healthcare’s next estimated value per share will be based upon its assets and liabilities as of June 30, 2025, and that such value will be included in a report filed with the Securities and Exchange Commission (the “SEC”). NorthStar Healthcare intends to publish estimated values per share annually, although NorthStar Healthcare may determine to publish such revised values more frequently.

Valuation Methodology
Valuation of Healthcare Properties
To estimate the range of value of the Healthcare Properties, Kroll conducted an appraisal for the Direct Investments performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and with an effective valuation date of June 30, 2024. Kroll’s appraisals were certified by an appraiser licensed in the state in which the Direct Investments were located. In determining the value of each Direct Investment, Kroll utilized all information that they deemed relevant, including information from NorthStar Healthcare’s management team, and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the Direct Investments, Kroll utilized both the direct capitalization approach and discounted cash flow, or the DCF, approach to value Direct Investments.
In the direct capitalization approach, a market capitalization rate is applied to the estimated forward-year annual stabilized net operating income. In the DCF approach, a market terminal capitalization and discount rate are utilized to derive a value indication from the estimated forward multi-year annual net operating income. Kroll placed primary emphasis on the direct capitalization approach for the Direct Investments with stable and long-term income streams. The DCF was completed as a secondary, confirmatory approach. Kroll placed primary emphasis on the DCF approach for the Direct Investments that are not stabilized. Kroll believes the two methodologies are the most appropriate for valuing assets similar to those owned by NorthStar Healthcare. In selecting each capitalization rate range for the direct capitalization or DCF approach, Kroll took into account, among other factors, prevailing capitalization rates in the healthcare property sector, the property’s location, age and condition, the property’s operating trends and lease coverage ratios, if applicable, and other unique property factors. Kroll used the same terminal capitalization and discount rates to value NorthStar Healthcare’s net leased Direct Investments as its operating Direct Investments, due to the defaulted status of the relevant net leases. As applicable, Kroll adjusted the capitalized value range of each investment it appraised for any excess land, deferred maintenance or other anticipated property capital expenditures, lease-up costs, liabilities under management agreements and other adjustments as appropriate to estimate the “as-is” value range of each of the Direct Investments it appraised. For the Direct Investments where there is a minority joint venture partner, Kroll adjusted the values of the Direct Investments and any other balance sheet assets and liabilities for NorthStar Healthcare’s allocable ownership interest.
To estimate the value of the Trilogy Investment, which was sold on September 20, 2024 pursuant to a membership interest purchase agreement entered into on November 3, 2023, Kroll used the net cash proceeds received for the sale of the Trilogy Investment totaling $252.4 million for purposes of establishing the estimated net asset value per share as of June 30, 2024.
To estimate the value of the Management Company Investment, Kroll reviewed the joint venture agreement, historical and budgeted revenues and earnings before interest, taxes, depreciation and amortization, or EBITDA, for the Management Company Investment. Based on the above, Kroll determined an appropriate range of revenue and EBITDA multiples for the Management Company Investment to determine a value range for the Management Company Investment.
As of June 30, 2024, the estimated value of NorthStar Healthcare’s ownership interest in the Healthcare Properties underlying the $2.96 estimated per share value was $1.25 billion, compared with an aggregate cost, including purchase price and subsequent capital contributions, of $1.62 billion.
Valuation of Healthcare Borrowings
Kroll estimated the fair value range of the long-term liabilities by discounting the stream of expected interest and principal payments for each liability by an interest rate range that Kroll estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. As of June 30, 2024, the gross estimated value of the Healthcare Borrowings underlying the $2.96 estimated per share value was $775.2 million, compared with an aggregate gross outstanding principal amount of $784.4 million.

The following summarizes the key assumptions that were used in the DCF and direct capitalization analyses to arrive at the value of the Healthcare Properties and the discount rates used to estimate the value of the Healthcare Borrowings:

	Range		Weighted Average(1)
	Minimum	Maximum

Healthcare Properties
Discount Rate	8.00%	11.00%	8.64%
Terminal Capitalization Rate	6.25%	8.50%	7.07%
Direct Capitalization Rate	6.00%	8.25%	6.82%

Healthcare Borrowings
Discount Rate	5.33%	7.65%	5.58%
_______________________________________
(1)Weighted averages are calculated using the applicable ownership percentage for each of the Healthcare Properties and Healthcare Borrowings.
Cash, Other Tangible Assets and Other Liabilities
The fair value of NorthStar Healthcare’s cash, other tangible assets and liabilities, excluding certain items that were determined to have no future value or economic impact on the valuation, was estimated by management to approximate carrying value as of June 30, 2024 and Kroll relied upon and utilized such amounts in its determination of the estimated value range per share.
Estimated Value Per Share
Based on the above valuations and estimates and subject to the assumptions and limiting conditions contained in its report, Kroll estimated the net asset value range per share of common stock outstanding of NorthStar Healthcare as of June 30, 2024 from $2.76 to $3.19 per share. Based on its review of the Kroll report and the analysis of NorthStar Healthcare’s management team, the Audit Committee recommended and the Board approved an estimated value per share of $2.96 as of June 30, 2024.
The table below illustrates a breakdown of NorthStar Healthcare’s estimated value per share as of June 30, 2024 ($ in thousands, except per share values):

	As of June 30, 2024		As of June 30, 2023
	Estimated Value	Estimated Value Per Share	Estimated Value	Estimated Value Per Share
Healthcare Properties	$1,253,140	$6.75	$1,231,894	$6.63
Healthcare Borrowings	(775,186)	(4.17)	(844,710)	(4.55)
Cash and other tangible assets	91,988	0.50	124,711	0.67
Other liabilities	(19,473)	(0.10)	(21,993)	(0.12)
Estimated net asset value	$550,469	$2.96	$489,902	$2.64

Shares outstanding		185,712,103		185,712,103
The estimated value per share of $2.96 as of June 30, 2024 represents a year-over-year increase of $0.32 per share, or approximately 12%, as compared to the previous estimated value per share of $2.64 as of June 30, 2023. The primary drivers of the change in NorthStar Healthcare’s estimated value per share are as follows:
•Strong supply and demand fundamentals across the industry, combined with the NorthStar Healthcare’s strategic capital investment in its properties, resulted in significant improvements in performance across the Healthcare Properties, driving an increase in estimated values. During the six months ended June 30, 2024, property revenues, net of operating expenses, generated by NorthStar Healthcare’s operating investments, excluding dispositions, were 13.8% greater than the same period during 2023. Average occupancy of NorthStar Healthcare’s operating investments reached 89.4% for the three months ended June 30, 2024, a 1.8% increase as compared to the same period in 2023.
•NorthStar Healthcare completed the sale of the Trilogy Investment in September 2024 at an attractive valuation, which generated net proceeds in excess of the estimated value of the Trilogy Investment in connection with the estimated per share value as of June 30, 2023.
•The use of available cash to fund capital projects for NorthStar Healthcare’s Direct Investments, along with its general and administrative expenses, partially offset the increase in the estimated value per share resulting from the improved operating performance.

As of the Valuation Date, in the aggregate, the estimated value of NorthStar Healthcare’s Healthcare Properties, net of Healthcare Borrowings, totals approximately $478.0 million, as compared to the cost for the Healthcare Properties, net of the outstanding gross principal amount of the Healthcare Borrowings, which totals approximately $831.8 million. The decline in value results in a corresponding decline of approximately 43% of the net equity value, based on cost, less mortgage principal outstanding.
As previously described, the estimated value per share recommended by the Audit Committee and approved by the Board does not reflect NorthStar Healthcare’s “enterprise value,” which may be affected by the following:
•Disposition and other expenses that would be necessary to realize the value.
•NorthStar Healthcare’s general and administrative expenses, including the costs to retain its management team;
•The characteristics of NorthStar Healthcare’s working capital, leverage and other financial structures where some buyers may ascribe different values; or
•The potential difference in per share value if NorthStar Healthcare were to list its shares of common stock on a national securities exchange.
Kroll’s valuation report was delivered to the Audit Committee. The Audit Committee was given an opportunity to confer with Kroll and NorthStar Healthcare’s management team regarding the methodologies and assumptions used therein, and determined to recommend to the Board the estimated value per share of NorthStar Healthcare’s common stock.
The Board is ultimately and solely responsible for the establishment of the estimated value per share of NorthStar Healthcare’s common stock. In arriving at its determination of the estimated value per share, the Board considered all information provided in light of its own familiarity with NorthStar Healthcare’s assets and unanimously approved the estimated value recommended by the Audit Committee.
Sensitivity Analysis
Changes to the key assumptions used to arrive at the estimated value per share, including the capitalization rates and discount rates used to value the Healthcare Properties and Healthcare Borrowings, would have a significant impact on the underlying value of NorthStar Healthcare’s assets. The following table presents the impact on the estimated value per share of NorthStar Healthcare’s common stock resulting from a 5.0% increase and decrease to both (1) the capitalization and discount rates used to value the Healthcare Properties and (2) the discount rates used to value the Healthcare Borrowings:

	Sensitized Range of Value
	Low	Estimated Value	High
Estimated Net Asset Value Per Share	$2.71	$2.96	$3.26

Healthcare Properties:
Weighted Average Capitalization Rate	7.16%	6.82%	6.48%
Weighted Average Discount Rate	9.07%	8.64%	8.21%

Healthcare Borrowings:
Weighted Average Discount Rate	5.39%	5.58%	5.80%
The above sensitivity analysis differs from the methodology employed by Kroll to generate the range of estimated per share values in its report. The sensitivity analysis above assumes a 5.0% increase and decrease to the underlying valuation assumptions, which generally differs from the adjustments to the valuation assumptions employed by Kroll in its valuation report.

Historical Estimated Values Per Share
The following table presents NorthStar Healthcare’s historical estimated values per share:

Effective Date	Estimated Value per Share	Valuation Date
October 2024	$2.96	6/30/2024
November 2023	2.64	6/30/2023
November 2022	2.93	6/30/2022
November 2021	3.91	6/30/2021
December 2020	3.89	6/30/2020
December 2019	6.25	6/30/2019
December 2018	7.10	6/30/2018
December 2017	8.50	6/30/2017
December 2016	9.10	6/30/2016
April 2016	8.63	12/31/2015
Limitations and Risks
As with any valuation methodology, the methodologies used to determine the estimated value per share are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.
Although the Board relied on estimated value ranges of NorthStar Healthcare’s assets and liabilities in establishing the estimated value per share, the estimated value per share may bear no relationship to NorthStar Healthcare’s book or asset value. In addition, the estimated value per share may not represent the price at which the shares of NorthStar Healthcare’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Healthcare or the amount a stockholder would realize in a private sale of shares.
The estimated value of NorthStar Healthcare’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, inflationary pressures on operating expenses, changes to commercial real estate values, particularly healthcare-related commercial real estate, developments related to individual assets, changes in market interest rates for commercial real estate debt and its impact on transaction executions, including, in particular, the current interest rate environment, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, local and national economic factors and the factors specified in Part I, Item 1A. of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. There is no assurance that the methodologies used to establish the estimated value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or in compliance with guidelines pursuant to the Employee Retirement Income Security Act of 1974 with respect to their reporting requirements.
Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” “future” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the actual value of NorthStar Healthcare’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Healthcare or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Healthcare’s common stock, changes in market interest rates for healthcare real estate debt investments, changes to healthcare real estate values, fluctuations in portfolio premiums and enterprise value and the extent to which these factors may impact NorthStar Healthcare’s estimated value per share in the future, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding and the proceeds obtained for any common stock transactions, changes in the size and diversity of NorthStar Healthcare’s portfolio, the impact of any losses from NorthStar Healthcare’s investments on cash flow and returns, property level cash flow, the ability to achieve targeted returns, the impact of actions taken by joint venture partners, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as in NorthStar Healthcare’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: October 17, 2024	By:	/s/ Nicholas R. Balzo
Nicholas R. Balzo
Chief Financial Officer and Treasurer